EXHIBIT 23.2


                      Consent of Independent Accountants
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information" in such registration statement.


/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 18, 2002